                                                                    EXHIBIT 12.1

                            ALLEGIANCE TELECOM, INC.


            COMPUTATION OF RATIO OF EARNINGS (LOSS) TO FIXED CHARGES



                                                                           PERIOD FROM INCEPTION
                                            THREE MONTHS ENDED               (APRIL 22, 1997)
                                              MARCH 31, 1998             THROUGH DECEMBER 31, 1997
                                       -----------------------------   -----------------------------
                                                        PRO FORMA                       PRO FORMA
                                                     AS ADJUSTED FOR                 AS ADJUSTED FOR
                                                     THE EQUITY AND                  THE EQUITY AND
                                         ACTUAL      DEBT OFFERINGS      ACTUAL      DEBT OFFERINGS
                                       -----------   ---------------   -----------   ---------------
Earnings:
  Net loss...........................  $(8,395,214)   $(197,705,052)   $(3,687,960)   $(249,637,534)
  Add: Fixed charges.................    4,669,079       14,308,531             --       40,856,994
                                       -----------    -------------    -----------    -------------
                                        (3,726,135)    (183,396,521)    (3,687,960)    (208,780,540)
Fixed charges:
  Interest in indebtedness...........    4,951,366       14,285,784             --       39,501,440
  Amortization of debt discount and
     debt issuance costs.............      185,247          490,281             --        1,355,554
  Interest portion of rental and
     lease expense...................           --               --             --               --
                                       -----------    -------------    -----------    -------------
                                         5,136,613       14,776,065             --       40,856,994
Deficiency of earnings available to
  cover fixed charges................  $(8,862,748)   $(198,172,586)   $(3,687,960)   $(249,637,534)
                                       ===========    =============    ===========    =============